UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 4, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported in our Current Report on Form 8-K filed on November 24, 2014, we, through GAHC3 Southlake TX Hospital, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or Purchase Agreement, on November 18, 2014, with Southlake Texas Medical Development, LP, or Seller, an unaffiliated third party, for the purchase of Southlake TX Hospital located in Southlake, Texas, for a purchase price of $128,000,000, plus closing costs.

AMENDMENT TO PURCHASE AND SALE AGREEMENT
On December 4, 2014, we entered into a first amendment to the Purchase Agreement, or the PSA Amendment, with Seller. The material terms of the PSA Amendment: (i) revised the terms and procedures for the disbursement of holdback funds to be released by escrow to the Seller under section 13(b) of the Purchase Agreement, based on Seller meeting certain conditions specified in the PSA Amendment; and (ii) provided for newly defined terms.
The material terms of the PSA Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
LEASE AGREEMENT
On December 4, 2014, we, through GAHC3 Southlake TX Hospital, LLC, also entered into an Assignment and Assumption of Hospital Lease, or the Lease Assignment, for us to assume all of Seller’s right, title and interest, as landlord, in a certain Lease Agreement dated January 13, 2012, between Seller and Forest Park Medical Center At Southlake, LLC, or Tenant, an unaffiliated third party, or the Hospital Lease.
The material terms of the Hospital Lease provide for: (i) a 20 year absolute-net lease, with two consecutive five-year renewal terms; (ii) minimum rent for the first year of approximately $10,723,015, payable in 12 monthly installments; (iii) minimum rent for subsequent years during the initial 20 year term, subject to increases annually by the greater of 3.0% and an adjustment amount calculated to reflect the increase in the consumer price index for the immediately preceding lease year, as such terms are calculated and defined in the Hospital Lease; (iv) additional rent of all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to the Hospital Lease; (v) upon the exercise of each renewal term, the same terms and conditions for the initial term shall be applicable and subject to all of the provisions of the Hospital Lease, except, the amount of base rent for the leased premises payable during each renewal term shall be the Fair Market Rental, as such amount and Landlord Assessment, are determined in the Hospital Lease, and Tenant shall take the building “AS-IS” and shall not receive any allowances, free rent, free work, or other allowances; (vi) no termination right of the lease by the Tenant, or release of Tenant’s obligations under the lease for any reason whatsoever, except as provided for in the condemnation provisions, paragraph 14(a) and 14(b) of the Hospital Lease; (vii) no assignment, mortgage or pledge of the Hospital Lease or advertisement that any portion of the leased premises is available for lease by Tenant, without landlord’s prior written consent, which landlord may withhold in its sole discretion; any assignment without landlord’s consent shall be void and in addition, shall constitute an event of default; (viii) in the event of default, as defined in the Hospital Lease, landlord shall have the right at its option, at any time thereafter, to immediately terminate the Hospital Lease by written notice to Tenant of such termination; (ix) Tenant shall remain liable to landlord for and shall pay to landlord on demand as damages, the amount of basic rent, additional rent and all other sums which would have been payable under the Hospital Lease in the absence of such termination and less the then present fair rental value of the leased premises; and (x) Tenant’s delivery to landlord of a guaranty, in the form attached to the Hospital Lease, executed by each owner of Class A units of membership interest in Tenant, as defined in the Hospital Lease, and Tenant shall cause such guaranty to be maintained in full force and effect in accordance with its terms. The Hospital Lease also contains covenants, terms and conditions that are customary for absolute net leases and transactions of this type.
Additionally, on December 4, 2014, concurrent with the closing of the acquisition of Southlake TX Hospital, as further described below in Item 2.01 of the Current Report on Form 8-K, we, through GAHC3 Southlake TX Hospital, LLC, entered into a first amendment to the Hospital Lease, or the Lease Amendment, with Tenant.
The material terms of the Lease Amendment provide for: (i) the expiration date of the initial term of the lease to mean December 31, 2034, subject to earlier termination as provided for in the Hospital Lease and Lease Amendment; (ii) Tenant’s acknowledgment and cooperation with landlord’s compliance with SEC reporting requirements; (iii) Office of Foreign Assets Control representations and warranties; (iii) Tenant’s cooperation, upon the expiration or earlier termination of the Hospital Lease, as assigned and amended, with the transfer of any licenses, operating permits and other governmental authorizations or contracts relating solely to the leased premises, so long as the costs and expenses of any such transfer shall be paid by landlord; (iv) the Tenant to provide information regarding Tenant in connection with the sale of the leased premises, our effort to secure additional equity or financing for the leased premises, the refinancing of any loan or the compliance of any law, legal requirement or disclosure requirement necessary for such purchaser, investor, lender or the SEC to evaluate the operation of the leased premises; (v) our reimbursement of the Tenant for the reasonable, actual out-of-pocket third-party costs and expenses, including without limitation, reasonable attorneys’ fees, accountants’ fees and consultants’ fees, incurred by Tenant in connection with compliance by Tenant with such obligations defined in the Lease Amendment and its financial statement obligations defined in the Lease Agreement; (vi) the address to send all notices to us; (vii) Tenant’s certification, representation and warranty regarding lease guarantees in our favor in order to guarantee the maximum aggregate liability amount as described in the Guaranty Summary, as defined in the Lease Amendment; (viii) Tenant’s agreement to use good faith and commercially reasonable efforts to cause each guarantor to execute and deliver, within three years following the date of the Lease Amendment, an amendment to reaffirm or re-certify its guaranty in the same form as the applicable guaranty; (ix) Tenant’s delivery to us of copies of annual audited financial statements, unaudited quarterly financial statements, and other information as soon as they are available; and (x) Tenant’s acknowledgement of the existence of the above-ground storage tank used in connection with the backup generator at the leased premises and agreement that the tank is and shall continue to be owned by us and leased to Tenant as part of the leased premises pursuant to the terms and conditions of the Lease Agreement.
The material terms of the Lease Assignment, Hospital Lease and Lease Amendment are qualified in their entirety by the agreements attached as Exhibit 10.2 to 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition of Disposition of Assets.
On December 4, 2014, we acquired Southlake TX Hospital from the Seller for an aggregate purchase price of $128,000,000, plus closing costs. We purchased Southlake TX Hospital using cash proceeds from our initial public offering. In connection with the acquisition, we paid to Griffin-American Healthcare REIT III Advisor, LLC, our advisor, and its affiliates an acquisition fee of approximately $2,880,000, or 2.25% of the contract purchase price of Southlake TX Hospital, which was paid as follows: (i) cash equal to 2.00% of the contract purchase price; and (ii) the remainder in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees.
Southlake TX Hospital is a newly constructed, three-story, 142,000 square foot acute care hospital with 70 beds, twelve fully integrated operating suites and a full-services diagnostic imaging center. Southlake TX Hospital is currently 100% leased to Forest Park Medical Center At Southlake, LLC. Services provided at Southlake TX Hospital include: oncology, general surgery, specialized surgeries including pediatric, spine and orthopedic surgeries, gastroenterology, women’s health, urology, neurosurgery, and digital imaging.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions by and between GAHC3 Southlake TX Hospital, LLC and Southlake Texas Medical Development, LP, dated December 4, 2014
10.2	Assignment and Assumption of Hospital Lease by and between Southlake Texas Medical Development, LP and GAHC3 Southlake TX Hospital, LLC, dated December 4, 2014
10.3	Lease Agreement by and between Southlake Texas Medical Development, LP and Forest Park Medical Center At Southlake, LLC, dated January 13, 2012
10.4	First Amendment to Lease Agreement by and between GAHC3 Southlake TX Hospital, LLC and Forest Park Medical Center At Southlake, LLC, dated December 4, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

December 10, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions by and between GAHC3 Southlake TX Hospital, LLC and Southlake Texas Medical Development, LP, dated December 4, 2014
10.2	Assignment and Assumption of Hospital Lease by and between Southlake Texas Medical Development, LP and GAHC3 Southlake TX Hospital, LLC, dated December 4, 2014
10.3	Lease Agreement by and between Southlake Texas Medical Development, LP and Forest Park Medical Center At Southlake, LLC, dated January 13, 2012
10.4	First Amendment to Lease Agreement by and between GAHC3 Southlake TX Hospital, LLC and Forest Park Medical Center At Southlake, LLC, dated December 4, 2014